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                                                                      EXHIBIT 11

               (BALLARD SPAHR ANDREWS & INGERSOLL, LLP LETTERHEAD)


                                 August 12, 2003


AIM Equity Funds
11 Greenway Plaza, Suite 100
Houston, TX  77046-1173

Ladies and Gentlemen:

                  We have acted as counsel to AIM Equity Funds, a Delaware statutory trust (the "Trust"), in connection with the following:

                  (i) That certain Agreement and Plan of Reorganization (the "Growth Fund Plan") by and among the Trust, on behalf of its series portfolio, AIM Large Cap Growth Fund ("Large Cap Growth"), INVESCO Stock Funds, Inc. ("ISTFI"), a Maryland corporation, on behalf of its series portfolio, INVESCO Growth Fund ("Growth Fund"), A I M Advisors, Inc. ("AIM"), a Delaware corporation, and INVESCO Funds Group, Inc. ("INVESCO"), a Delaware corporation, which provides for the reorganization of Growth Fund with and into Large Cap Growth (the "Growth Fund Reorganization"). Pursuant to the Growth Fund Plan, all of the assets of Growth Fund will be transferred to Large Cap Growth, Large Cap Growth will assume all of the liabilities of Growth Fund and the Trust will issue shares of each class of Large Cap Growth to shareholders of Growth Fund corresponding to the class of shares of Growth Fund held by such shareholders. The value of each Growth Fund shareholder's account with Large Cap Growth after the Growth Fund Reorganization will be the same as the value of such shareholder's account with Growth Fund immediately prior to the Growth Fund Reorganization.

                  (ii) That certain Agreement and Plan of Reorganization (the "Growth & Income Plan") by and among the Trust, on behalf of its series portfolio, AIM Blue Chip Fund ("Blue Chip"), ISTFI, on behalf of its series portfolio, INVESCO Growth & Income Fund ("Growth & Income"), AIM and INVESCO, which provides for the reorganization of Growth & Income with and into Blue Chip (the "Growth & Income Reorganization"). Pursuant to the Growth & Income Plan, all of the assets of Growth & Income will be transferred to Blue Chip, Blue Chip will assume all of the liabilities of Growth & Income and the Trust will issue shares of each class of Blue Chip to shareholders of Growth & Income corresponding to the class of shares of Growth & Income held by such shareholders. The value of each Growth & Income shareholder's account with Blue Chip after the Growth & Income Reorganization will be the


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AIM Equity Funds
August 12, 2003
Page 2

same as the value of such shareholder's account with Growth & Income immediately prior to the Growth & Income Reorganization.

                  (iii) That certain Agreement and Plan of Reorganization (the "Value Equity Plan") by and among the Trust, on behalf of its series portfolio, AIM Large Cap Basic Value Fund ("Large Cap Basic Value"), ISTFI, on behalf of its series portfolio, INVESCO Value Equity Fund ("Value Equity"), AIM and INVESCO, which provides for the reorganization of Value Equity with and into Large Cap Basic Value (the "Value Equity Reorganization"). Pursuant to the Value Equity Plan, all of the assets of Value Equity will be transferred to Large Cap Basic Value, Large Cap Basic Value will assume all of the liabilities of Value Equity and the Trust will issue shares of each class of Large Cap Basic Value to shareholders of Value Equity corresponding to the class of shares of Value Equity held by such shareholders. The value of each Value Equity shareholder's account with Large Cap Basic Value after the Value Equity Reorganization will be the same as the value of such shareholder's account with Value Equity immediately prior to the Value Equity Reorganization.

                  As used herein, "Plans" shall refer to the Growth Fund Plan, the Growth & Income Plan and the Value Equity Plan; "Selling Funds" shall refer to Growth Fund, Growth & Income and Value Equity; "Buying Fund" shall refer to Large Cap Growth, Blue Chip and Large Cap Basic Value; and "Reorganizations" shall refer to the Growth Fund Reorganization, the Growth & Income Reorganization and the Value Equity Reorganization.

                  In connection with our giving this opinion, we have examined copies of the Trust's Certificate of Trust, Amended and Restated Agreement and Declaration of Trust, as amended (the "Trust Agreement"), and resolutions of the Board of Trustees adopted June 10-11, 2003, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

                  The opinion expressed below is based on the assumption that a Registration Statement on Form N-14 with respect to the classes of shares of each Buying Fund to be issued to the shareholders of the corresponding Selling Fund pursuant to the applicable Plan, as set forth on Exhibit A hereto (the "Buying Fund Shares"), will have been filed by the Trust with the Securities and Exchange Commission and will have become effective before any of the Reorganizations occur.

                  Based on the foregoing, we are of the opinion that the Buying Fund Shares are duly authorized and, when issued by the Trust to the shareholders of the applicable Selling Fund in accordance with the terms and conditions of the applicable Plan, will be legally issued, fully paid and nonassessable.

                  We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America and the Delaware Statutory Trust Act.


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AIM Equity Funds
August 12, 2003
Page 3

                  Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a fund for all loss and expense of any shareholder held personally liable for the obligations of that fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

                  We consent to the filing of this opinion as an Exhibit to the Trust's Registration Statement on Form N-14 and to the references to our firm under the following captions under the heading "Proposal 1 - Approval of the Agreement to Combine Your Fund and Buying Fund": "Summary - The Reorganization," "Additional Information About the Agreement - Other Terms," "Additional Information About the Agreement - Federal Income Tax Consequences" and "Legal Matters," and under the caption "The Federal Income Tax Consequences of the Redomestication" under the heading "Proposal 4 - Approval of the Plan to Redomesticate Company as a Delaware Statutory Trust" in the combined Proxy Statement/Prospectus for each Selling Fund, which are included in such Registration Statement.

                                     Very truly yours,



                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP


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                                    EXHIBIT A
                               BUYING FUND SHARES

AIM Large Cap Growth Fund
         Class A shares
         Class B shares
         Class C shares
         Class R shares
         Investor Class shares

AIM Blue Chip Fund
         Class A shares
         Class B shares
         Class C shares
         Class R shares
         Investor Class shares

AIM Large Cap Basic Value Fund
         Class A shares
         Class B shares
         Class C shares
         Class R shares
         Investor Class shares